Exhibit 99.1

Updated Financial Information

Our consolidated financial statements as of and for the three and six months ended June 30, 2020 are not expected to be available until after this offering is completed. Our preliminary research and development expense for the three and six months ended June 30, 2020 and cash, cash equivalents and marketable securities balance as of June 30, 2020 are set forth below. This financial information has been prepared by and is the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary financial data or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. We expect to announce our full financial results for the three and six months ended June 30, 2020 subsequent to the completion of this offering. While we are currently unaware of any items that would require us to make adjustments to the financial information set forth below, it is possible that we or our independent registered public accounting firm may identify such items as we finalize our unaudited financial statements, and any resulting changes could be material. Accordingly, undue reliance should not be placed on these preliminary estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together with “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

(in thousands)	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Research and development expense	$1,629	$3,010

June 30, 2020
Cash and cash equivalents	$4,955
Marketable securities	6,844
Total cash and cash equivalents and marketable securities	$11,799